Empire Development Letterhead
                          -----------------------------


                                          July 22, 1997


Mr. Eckardt C Beck
Dunkirk International Glass & Ceramics Corp.
181 Stegelske Avenue
P.O. Box 1202
Dunkirk, New York 14048

      Re:   Key Bank Note #5        -     $1,450,978.98
            Key Bank Note #3        -        436,892.17
            JDA Loan No. 01-9303050 -        347,287.72
            JDA Loan No. 69-9406010 -         74,237.84

Dear Mr. Beck:

This is to confirm that in the event Key Bank declares a default with respect to the above referenced Key Bank Notes, Empire State Development Corporation/JDA ("ESDC") will execute Option B, under its Loan Guarantee to Key Bank and among other things, assume the Notes and make regularly scheduled payments on behalf of Dunkirk and per further request from Dunkirk concerning the above referenced JDA Project Loans, "ESDC" hereby commits to payment modifications in consideration of the following terms and conditions:

1. Reduction of Key Bank Note #5 by application of approximately $436,892.17 in Escrow Account Funds to current outstanding principal loan balance.

2. Monthly payment deferral of principal and interest payments for the debt obligations due to Key Bank (Notes #5 & #3) through January, 1998. Regularly scheduled payments of Principal and Interest will continue to accrue and will be due at the end of the current maturity date of each Note.

3. Borrower to provide access to facilities to allow third-party consultants to conduct collateral appraisals for the benefit of "ESDC". (This to include M&E Appraisal and Real Estate Appraisal.) Cost of appraisals to be the responsibility of Dunkirk International Glass and Ceramics Corporation. Borrower will also forward copies of all environmental site reports, at Borrower's expense.

4. Reaffirmation of all existing corporate and personal guarantees and indemnifications and receipt of updated financial statements and/or federal tax returns. Borrower will use best reasonable efforts to obtain reaffirmation of all personal guarantees and indemnifications with respect to loans.

5. Certified Corporate Resolution that Mr. Chris Beck will remain as Chairman of the Board and serve as Borrower's chief environmental officer for at least 3 years. In such capacity, Mr. Beck will communicate with "ESDC" on a regular basis, at least once a month, regarding the progress of the Company, including progress reports and company prepared financial reports on sales and reduction in inventory and work-in progress materials. "ESDC" will retain the right to engage a third-party consultant to inspect Borrower's facility, the fees and expenses of whom shall be borne by Dunkirk, provide that any such third-party inspections shall not occur more than once during any quarter. The departure of Mr. Beck from the borrower's employment, management function or oversight of environmental concerns, shall be deemed by "ESDC" an act of default by the Borrower.

Except as modified herein, all other terms, and conditions of the promissory notes and other loan documents continue to remain in full force and effect.

If you understand and agreed to the terms and conditions set forth above, please indicate your consent by signing and returning one copy of this agreement.

                                          Very truly yours,

                                          /s/ Wendell Harris

                                          Wendell Harris
                                          Assistant Vice President

Agreed to and Accepted this
29th day of July, 1997


Dunkirk International Glass and Ceramic Corporation


By:   /s/Eckardt C. Beck
   ----------------------------------
      Eckardt C. Beck
      Acting President


Conversion Technologies International, Inc.


By:   /s/Eckardt C. Beck
   ---------------------------------
      Eckardt C. Beck
      Acting President and Chairman


      /s/ Gerald P. Balcar
------------------------------------
      Gerald P. Balcar


      /s/Margaret A. Gwynne
------------------------------------
      Margaret A. Gwynne